Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Community Healthcare Trust Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(o)	$399,013,192			$399,013,192		0.00011020	$43,971.25
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	$100,986,808	(1)		$100,986,808	(1)		$13,108.09		S-3	333-234523	11/05/2019	$13,108.09
	Total Offering Amounts						$500,000,000			$57,079.34	(2)
	Total Fees Previously Paid									$13,108.09	(3)
	Total Fee Offsets									$0.00
	Net Fee Due									$43,971.25

(1)	This prospectus supplement includes $100,986,808 of unsold aggregate offering price of shares of common stock (the “Unsold Shares”) that were previously covered by the registrant’s then-active registration statement on Form S-3, filed with the Securities and Exchange Commission on November 5, 2019 (File No. 333-234523) (the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on November 5, 2019, as supplemented by the Supplement, dated November 3, 2020 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Payment of the registration fee in connection with the Unsold Shares was made at the time of filing of the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act, the Unsold Shares were previously registered on the Prior Registration Statement. In connection with the prior registration of the Unsold Shares, Community Healthcare Trust Incorporated paid a registration fee of $46,728, of which $13,108.09 will continue to be applied to such unsold securities. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3 filed with the Securities and Exchange Commission on November 2, 2022 (File No. 333-268115).

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